Exhibit 99.1

Second quarter new financing commitments total $1.63 billion in 29 separate transactions. Adjusted earnings per diluted common share were $0.91 for the second quarter 2006, up 9.6% year-over-year. Total revenues reach record $236.8 million for the second quarter 2006. Company increases full year 2006 adjusted earnings per diluted common share guidance to $3.45 - $3.55. iStar Financial Announces Second Quarter 2006 Results NEW YORK – July 27, 2006 – iStar Financial Inc. (NYSE: SFI), the leading publicly traded finance company focused on the commercial real estate industry, today reported second quarter 2006 results. iStar Financial reported adjusted earnings for the quarter ended June 30, 2006 of $0.91 per diluted common share versus $0.83 per diluted common share for the second quarter 2005. Adjusted earnings allocable to common shareholders for the second quarter 2006 were $103.9 million on a diluted basis, compared to $94.5 million for the second quarter 2005. Adjusted earnings represents net income computed in accordance with GAAP, adjusted for preferred dividends, depreciation, depletion, amortization and gain (loss) from discontinued operations. Net income allocable to common shareholders for the second quarter was $78.0 million, or $0.68 per diluted common share, compared to $66.5 million, or $0.58 per diluted common share, for the second quarter 2005. News ReleaseiStar Financial Inc. 1114 Avenue of the Americas New York, NY 10036 (212) 930-9400 Catherine D. Rice Chief Financial Officer Andrew G. Backman Vice President – Investor Relations

Net investment income for the quarter was $111.3 million, compared to $95.2 million for the second quarter of 2005, primarily due to year-over-year growth of the Company’s loan portfolio. Net investment income represents interest income, operating lease income and equity in earnings from joint ventures, less interest expense, operating costs for corporate tenant lease assets and loss on early extinguishment of debt. Included in this quarter’s earnings was an early termination fee associated with a multi-asset lease within the Company’s corporate tenant lease portfolio, which was partially offset by an impairment charge related to certain assets within the lease. The net effect was a one-time positive impact to earnings of $4.0 million, or $0.035 per diluted common share for the quarter. The impaired assets are classified as “Assets held for sale” on the Company’s balance sheet. The Company announced that during the second quarter, it closed 29 new financing commitments, for a total of $1.63 billion, up 57% year-over-year. Of that amount, $709 million was funded during the second quarter. In addition, the Company funded $140 million under pre-existing commitments and received $481 million in principal repayments. Additionally, the Company completed the sale of a non-core office and warehouse facility for $12.8 million net of costs, resulting in a net book gain of approximately $2.4 million. Cumulative repeat customer business totaled $9.9 billion at June 30, 2006. For the quarter ended June 30, 2006, the Company generated return on average common book equity of 20.9%. The Company’s debt to book equity plus accumulated depreciation/depletion and loan loss reserves, all as determined in accordance with GAAP, was 2.2x at quarter end. As of June 30, 2006, the Company’s weighted average GAAP yield on its structured finance assets and corporate tenant lease assets was 10.38% and 9.66%, respectively. The Company’s net finance margin, calculated as the rate of return on assets less the cost of debt, was 3.38% for the quarter. Capital Markets Summary During the second quarter, the Company completed an amendment to its existing $1.5 billion unsecured revolving credit facility. The new five-year facility was increased to $2.2 billion; it carries an interest rate of LIBOR + 0.525%, down from LIBOR + 0.70% in the prior facility and an annual facility fee of 12.5 bps, down from 15.0 bps. The Company said that 35 financial institutions, including seven new participants, participated in the new, multicurrency facility. As of June 30, 2006, the Company had $905 million outstanding under $2.7 billion in credit facilities. Consistent with its match funding policy under which a one percentage point change in interest rates cannot impact adjusted earnings by more than 2.5%, as of June 30, 2006, a 100 basis point increase in rates would have decreased the Company’s adjusted earnings by 0.13%. -more- iStar Financial Announces Second Quarter 2006 Results Page 2 of 13

Earnings Guidance Consistent with the Securities and Exchange Commission’s Regulation FD and Regulation G, iStar Financial comments on earnings expectations within the context of its regular earnings press releases. The Company expects diluted adjusted earnings per share for the fiscal year 2006 of $3.45 - $3.55, and diluted GAAP earnings per share for the fiscal year 2006 of $2.50 - $2.60, based on expected net asset growth of approximately $1.5 billion. The Company continues to expect to fund its net asset growth with a combination of unsecured notes and equity. Risk Management At June 30, 2006, first mortgages, participations in first mortgages, senior loans and corporate tenant lease investments collectively comprised 88.2% of the Company’s asset base versus 87.9% in the prior quarter. The Company’s loan portfolio consisted of 56.2% floating rate and 43.8% fixed rate loans, with a weighted average maturity of 4.1 years. The weighted average first and last dollar loan-to-value ratio for all structured finance assets was 13.6% and 64.1%, respectively. At quarter end, the Company’s corporate tenant lease assets were 95.8% leased with a weighted average remaining lease term of 10.6 years. At June 30, 2006, the weighted average risk ratings of the Company’s structured finance and corporate tenant lease assets were 2.67 and 2.38, respectively. At quarter end, accumulated loan loss reserves and other asset-specific credit protection represented an aggregate of approximately 5.61% of the gross book value of the Company’s loans. In addition, cash deposits, letters of credit, allowances for doubtful accounts and accumulated depreciation relating to corporate tenant lease assets represented 11.97% of the gross book value of the Company’s corporate tenant lease assets at quarter end. At June 30, 2006, the Company’s non-performing loan assets (NPLs) represented 0.32% of total assets. NPLs represent loans on non-accrual status and repossessed real estate collateral. At June 30, 2006, the Company had two loans on non-accrual and no repossessed assets. In addition, two assets were removed and one asset was added to the watch list this quarter, with watch list assets representing 0.16% of total assets at June 30, 2006. Dividend On July 3, 2006, iStar Financial declared a regular quarterly dividend of $0.77. The second quarter dividend will be payable on July 31, 2006 to shareholders of record on July 17, 2006. -more- Page 3 of 1 3 iStar Financial Announces Second Quarter 2006 Results

-more- [Financial Tables to Follow] * * iStar Financial Inc. is the leading publicly traded finance company focused on the commercial real estate industry. The Company primarily provides custom tailored financing to high end private and corporate owners of real estate, including senior and mezzanine real estate debt, senior and mezzanine corporate capital, corporate net lease financing and equity. The Company, which is taxed as a real estate investment trust (“REIT”), seeks to deliver strong dividends and superior risk-adjusted returns on equity to shareholders by providing innovative and value added financing solutions to its customers. iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. EDT today, July 27, 2006. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website. (Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.'s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations between structured finance and corporate tenant lease assets, repayment levels, the timing of receipt of prepayment penalties, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in iStar Financial Inc.'s SEC reports.) Page 4 of 1 3 iStar Financial Announces Second Quarter 2006 Results

iStar Financial Announces Second Quarter 2006 Results
Page 5 of 13

Selected Income Statement Data
(In thousands)
(unaudited)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Net investment income	$111,336	$95,177	$221,557	$187,222
Other income	18,561	14,265	32,826	26,870
Non-interest expense	(41,831)	(32,583)	(81,103)	(68,287)
Minority interest in consolidated entities	(821)	(74)	(1,069)	(280)
Income from continuing operations	$87,245	$76,785	$172,211	$145,525
Income from discontinued operations	901	1,547	1,739	3,126
Gain from discontinued operations	2,353	407	4,536	407
Preferred dividend requirements	(10,580)	(10,580)	(21,160)	(21,160)
Net income allocable to common shareholders and HPU holders [1]	$79,919	$68,159	$157,326	$127,898

(1) HPU holders are Company employees who purchased high performance common stock units under the Company's High Performance Unit Program.

Selected Balance Sheet Data
(In thousands)

	As of June 30, 2006 (unaudited)	As of December 31, 2005
Loans and other lending investments, net	$5,338,334	$4,661,915
Corporate tenant lease assets, net	3,098,797	3,115,361
Other investments	250,266	240,470
Total assets	9,250,518	8,532,296
Debt obligations	6,471,721	5,859,592
Total liabilities	6,652,450	6,052,114
Total shareholders' equity	2,553,535	2,446,671

-more-

iStar Financial Announces Second Quarter 2006 Results
Page 6 of 13

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Revenue:				
Interest income	$135,075	$105,869	$261,124	$197,487
Operating lease income	83,154	76,511	166,373	151,571
Other income	18,561	14,265	32,826	26,870
Total revenue	236,790	196,645	460,323	375,928
Costs and Expenses:				
Interest expense	101,351	81,654	194,885	150,605
Operating costs - corporate tenant lease assets	6,309	5,544	12,108	11,066
Depreciation and amortization	19,407	17,776	38,547	35,227
General and administrative [(1)]	20,424	14,807	39,556	30,810
Provision for loan losses	2,000	-	3,000	2,250
Loss on early extinguishment of debt	-	-	-	-
Total costs and expenses	149,491	119,781	288,096	229,958
Income from continuing operations before other items	87,299	76,864	172,227	145,970
Equity in earnings from joint ventures	767	(5)	1,053	(165)
Minority interest in consolidated entities	(821)	(74)	(1,069)	(280)
Income from continuing operations	87,245	76,785	172,211	145,525
Income from discontinued operations	901	1,547	1,739	3,126
Gain from discontinued operations	2,353	407	4,536	407
Net income	90,499	78,739	178,486	149,058
Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Net income allocable to common shareholders and HPU holders	$79,919	$68,159	$157,326	$127,898
Net income per common share:				
Basic [(2)]	$0.69	$0.59	$1.36	$1.11
Diluted [(3)(4)]	$0.68	$0.58	$1.34	$1.10
Weighted average common shares outstanding:				
Basic	113,282	112,624	113,263	112,050
Diluted	114,404	113,801	114,381	113,241

(1) For the three months ended June 30, 2006 and 2005, includes $1,747 and $641 of stock-based compensation expense. For the six months ended June 30, 2006 and 2005, includes $2,950 and $1,283 of stock-based compensation expense.

(2) For the three months ended June 30, 2006 and 2005, excludes $1,953 and $1,675 of net income allocable to HPU holders, respectively. For the six months ended June 30, 2006 and 2005, excludes $3,846 and $3,159 of net income allocable to HPU holders, respectively.

(3) For the three months ended June 30, 2006 and 2005, excludes $1,935 and $1,659 of net income allocable to HPU holders, respectively. For the six months ended June 30, 2006 and 2005, excludes $3,811 and $3,126 of net income allocable to HPU holders, respectively.

(4) For the three months ended June 30, 2006, includes $28 of joint venture income. For the six months ended June 30, 2006, includes $56 of joint venture income.

-more-

iStar Financial Announces Second Quarter 2006 Results
Page 7 of 13

iStar Financial Inc.
Reconciliation of Adjusted Earnings to GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2006	**2005**	**2006**	**2005**
ADJUSTED EARNINGS: [1]				
Net income	$90,499	$78,739	$178,486	$149,058
Add: Depreciation, depletion and amortization	20,021	18,381	41,033	36,531
Add: Joint venture income	30	33	60	75
Add: Joint venture depreciation and amortization	2,724	2,707	5,448	2,842
Add: Amortization of deferred financing costs	6,155	7,975	12,268	15,501
Less: Preferred dividends	(10,580)	(10,580)	(21,160)	(21,160)
Less: Gain from discontinued operations	(2,353)	(407)	(4,536)	(407)
Adjusted earnings allocable to common shareholders and HPU holders:				
Basic	$106,466	$96,815	$211,539	$182,365
Diluted	$106,496	$96,848	$211,599	$182,440
Adjusted earnings per common share:				
Basic [2]	$0.92	$0.84	$1.82	$1.59
Diluted [3]	$0.91	$0.83	$1.81	$1.57
Weighted average common shares outstanding:				
Basic	113,282	112,624	113,263	112,050
Diluted	114,404	113,853	114,381	113,292
Common shares outstanding at end of period:				
Basic	113,303	112,704	113,303	112,704
Diluted	114,438	113,926	114,438	113,926

(1) Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is this measure indicative of funds available to fund the Company's cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company's manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

(2) For the three months ended June 30, 2006 and 2005, excludes $2,602 and $2,380 of net income allocable to HPU holders, respectively. For the six months ended June 30, 2006 and 2005, excludes $5,171 and $4,504 of net income allocable to HPU holders, respectively.

(3) For the three months ended June 30, 2006 and 2005, excludes $2,578 and $2,356 of net income allocable to HPU holders, respectively. For the six months ended June 30, 2006 and 2005, excludes $5,124 and $4,457 of net income allocable to HPU holders, respectively.

-more-

Page 8 of 13 iStar Financial Announces Second Quarter 2006 Results 2,446,671 $8,532,296 Shareholders’ equity 2,553,535 Total liabilities and shareholders’ equity $9,250,518 33,511 Minority interest in consolidated entities 44,533 97,971 6,052,114 Other debt obligations 97,987 Total liabilities 6,652,450 411,144 Secured term loans 429,878 1,242,000 Unsecured revolving credit facilities 905,157 4,108,477 Unsecured senior notes 5,038,699 Debt obligations: $192,522 Accounts payable, accrued expenses and other liabilities $180,729 LIABILITIES AND SHAREHOLDERS’ EQUITY $8,532,296 Total assets $9,250,518 9,203 Goodwill 9,203 50,005 Deferred expenses and other assets 89,386 76,874 Deferred operating lease income receivable 68,859 32,166 Accrued interest and operating lease income receivable 53,094 28,804 Restricted cash 51,701 115,370 Cash and cash equivalents 78,171 - Assets held for s ale 16,021 202,128 Investments in joint ventures 196,686 240,470 Other investments 250,266 3,115,361 Corporate tenant leas e assets , net 3,098,797 $4,661,915 Loans and other lending investments , net $5,338,334 ASSETS (unaudited) December 31, 2005 June 30, 2006 As of As of (In thousands) Consolidated Balance Sheets iStar Financial Inc. -more-

Page 9 of 13 iStar Financial Announces Second Quarter 2006 Results 8.6% Efficiency Ratio (C) / (D) $236,790 Total revenue (D) $20,424 General and administrative expenses (C) Efficiency Ratio Average common book equity (B) Return on Average Common Book Equity (A) / (B) $106,466 $425,864 $2,547,961 (506,176) $2,041,785 20.9% Return on Average Common Book Equity Adjusted basic earnings allocable to common shareholders and HPU holders (2) Adjusted basic earnings allocable to common shareholders and HPU holders - Annualized (A) Average total book equity Less: Average book value of preferred equity 3.38% Net Finance Margin (1) (6.71%) Less: Cost of debt 10.09% Weighted average GAAP yield of loan and CTL investments June 30, 2006 Net Finance Margin Three Months Ended PERFORMANCE STATISTICS (unaudited) (In thousands) Supplemental Information iStar Financial Inc. calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies. measure the Company uses to analyze how its business is performing. It should be noted that the Company’s manner of fund the Company’s cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional accordance with GAAP) as a measure of the Company’s liquidity, nor is this measure indicative of funds available to GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of (2) considers to be an indicator of the profitability of its operations. finance margin to be a measure of the Company’s liquidity or cash flows. It is one of several measures that management 144 adjustments from discontinued operations of $895 and $52, respectively. The Company does not consider net obligations over the period. Operating lease income and operating costs—corporate tenant lease assets exclude SFAS No. annualized sum of interest expense and operating costs—corporate tenant lease assets, divided by the average gross debt average SFAS No. 141 purchase intangibles and average assets held for sale over the period. Cost of debt is the income), divided by the sum of average gross corporate tenant lease assets, average loans and other lending investments, Weighted average GAAP yield is the annualized sum of interest income and operating lease income (excluding other (1) -more-

iStar Financial Announces Second Quarter 2006 Results
Page 10 of 13

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

CREDIT STATISTICS

	Three Months Ended June 30, 2006
Book debt (A)	$6,471,721
Book equity	$2,553,535
Add: Accumulated depreciation/depletion and loan loss reserves	385,859
Sum of book equity, accumulated depreciation/depletion and loan loss reserves (B)	$2,939,394
Book Debt / Sum of Book Equity, Accumulated Depreciation/Depletion and Loan Loss Reserves (A) / (B)	**2.2x**
Ratio of Earnings to Fixed Charges	**1.9x**
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	**1.7x**
Interest Coverage	
EBITDA[1] (C)	$211,871
GAAP interest expense (D)	$101,351
EBITDA / GAAP Interest Expense (C) / (D)	**2.1x**
Fixed Charge Coverage	
EBITDA[1] (C)	$211,871
GAAP interest expense	101,351
Add: Preferred dividends	10,580
Total GAAP interest expense and preferred dividends (E)	$111,931
EBITDA / GAAP Interest Expense and Preferred Dividends (C) / (E)	**1.9x**

RECONCILIATION OF NET INCOME TO EBITDA

Net income	$90,499
Add: GAAP interest expense	101,351
Add: Depreciation, depletion and amortization	20,021
EBITDA [1]	**$211,871**

(1) EBITDA should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is this measure indicative of funds available to fund the Company's cash needs or available for distribution to shareholders. It should be noted that the Company's manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies.

-more-

iStar Financial Announces Second Quarter 2006 Results
Page 11 of 13

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

FINANCING VOLUME SUMMARY STATISTICS [1]

Three Months Ended June 30, 2006	LOAN ORIGINATIONS			
	Fixed Rate	Floating Rate	Total/ Weighted Average	CORPORATE LEASING
Amount funded	$293,068	$414,928	$707,996	-
Weighted average GAAP yield	9.75%	9.66%	9.69%	N/A
Weighted average all-in spread/margin (basis points) [2]	473	456	-	N/A
Weighted average first $ loan-to-value ratio	5.7%	21.7%	15.1%	N/A
Weighted average last $ loan-to-value ratio	72.2%	73.1%	72.7%	N/A

UNFUNDED COMMITMENTS

Number of assets with unfunded commitments	85
Discretionary commitments	$51,318
Non-discretionary commitments	2,000,022
Total unfunded commitments	**$2,051,340**
Estimated weighted average funding period	Approximately 3.9 years

UNENCUMBERED ASSETS **$8,796,046**

RISK MANAGEMENT STATISTICS

(weighted average risk rating)	**2006**		**2005**		
	June 30,	**March 31,**	**December 31,**	**September 30,**	**June 30,**
Structured Finance Assets	2.67	2.71	2.63	2.60	2.52
Corporate Tenant Lease Assets	2.38	2.42	2.38	2.36	2.36

(1=lowest risk; 5=highest risk)

(1) Excludes other investments.
(2) Based on average quarterly one-month LIBOR (floating-rate loans) and U.S. Treasury rates (fixed-rate loans and corporate leasing transactions) during the quarter.

-more-

iStar Financial Announces Second Quarter 2006 Results
Page 12 of 13

iStar Financial Inc.
Supplemental Information
(In thousands, except per share amounts)
(unaudited)

LOANS AND OTHER LENDING INVESTMENTS CREDIT STATISTICS

	As of			
	June 30, 2006		**December 31, 2005**	
Carrying value of non-performing loans /				
As a percentage of total assets	$29,294	0.32%	$35,291	0.41%
Reserve for loan losses /				
As a percentage of total assets	$49,876	0.54%	$46,876	0.55%
As a percentage of non-performing loans		170%		133%

	Six Months Ended June 30, 2006		**Year Ended December 31, 2005**	
Net charge-offs /				
As a percentage of total assets	$0	0.00%	$0	0.00%

RECONCILIATION OF DILUTED ADJUSTED EPS GUIDANCE TO DILUTED GAAP EPS GUIDANCE (1)

	Year Ended December 31, 2006
Earnings per diluted common share guidance	$2.50 - $2.60
Add: Depreciation, depletion and amortization per diluted common share	$0.85 - $1.05
Adjusted earnings per diluted common share guidance	$3.45 - $3.55

(1) Adjusted earnings should be examined in conjunction with net income as shown in the Consolidated Statements of Operations. Adjusted earnings should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company's performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is this measure indicative of funds available to fund the Company's cash needs or available for distribution to shareholders. Rather, adjusted earnings is an additional measure the Company uses to analyze how its business is performing. It should be noted that the Company's manner of calculating adjusted earnings may differ from the calculations of similarly-titled measures by other companies.

-more-

iStar Financial Announces Second Quarter 2006 Results
Page 13 of 13

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2006 (1)

Security Type	$	%
Corporate Tenant Leases	$3,490	38.4 %
First Mortgages / Senior Loans	4,537	49.9
Mezzanine / Subordinated Debt	851	9.3
Other Investments	218	2.4
Total	$9,096	100.0 %

Collateral Type		
Office (CTL)	$1,645	18.1 %
Industrial / R&D	1,347	14.8
Retail	1,198	13.2
Apartment / Residential	925	10.2
Other	874	9.6
Entertainment / Leisure	862	9.5
Mixed Use / Mixed Collateral	843	9.3
Hotel	769	8.4
Office (Lending)	633	6.9
Total	$9,096	100.0 %

Collateral Location		
West	$2,025	22.3 %
Northeast	1,562	17.2
Southeast	1,351	14.9
Various	899	9.9
Mid-Atlantic	756	8.3
Central	619	6.8
South	540	5.9
Southwest	466	5.1
International	340	3.7
Northcentral	335	3.7
Northwest	203	2.2
Total	$9,096	100.0 %

(1) Figures presented prior to loan loss reserves, accumulated depreciation and impact of statement of Financial Accounting Standards No. 141 ("SFAS No. 141") "Business Combinations."

-end-